Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan of our reports dated February 27, 2024, with respect to the consolidated financial statements of Marriott Vacations Worldwide Corporation and the effectiveness of internal control over financial reporting of Marriott Vacations Worldwide Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Orlando, Florida
May 23, 2024